Exhibit 99.2

Mandalay Digital Group, Inc.

and Mirror Image International Holdings Pty Ltd.

Pro Forma Combined Financial Statements

(unaudited)

Contents

Page
Pro Forma Combined Financial Statements (Unaudited):

Pro Forma Combined Balance Sheet as of March 31, 2013 (unaudited)	2

Pro Forma Combined Statement of Operations for the Year ended March 31, 2013 (unaudited)	3

Notes to Pro Forma Combined Financial Statements (unaudited)	4

Mandalay Digital Group, Inc.

and Mirror Image International Holdings Pty Ltd.

Pro Forma Combined Balance Sheet

March 31, 2013

(unaudited)

	Mandalay Digital Group, Inc. (1)	Mirror Image International Holdings Pty Ltd (2)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash & cash equivalents	$1,149,000	$628,000	$(1,287,000)	a	$490,000
Accounts receivable	1,995,000	2,854,000	—		4,849,000
Prepaid expenses and other current assets	848,000	934,000	—		1,782,000
Due from related parties	—	25,000	—		25,000

TOTAL CURRENT ASSETS	3,992,000	4,441,000	(1,287,000)		7,146,000

Property and equipment, net	148,000	608,000	(53,000)	b	703,000
Intangible assets, net	4,757,000	—	6,874,000	c	11,631,000
Goodwill	3,588,000	—	1,319,000	d	4,907,000
Other assets	—	—	—		—

TOTAL ASSETS	$12,485,000	$5,049,000	$6,853,000		$24,387,000

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$3,783,000	$1,575,000	$—		$5,358,000
Accrueed expenses	1,361,000	2,957,000	—		4,318,000
Current maturities and short term loans	3,777,000	—	—		3,777,000
Other current liabilities	734,000	216,000	—		950,000
Due to related parties	—	—	—		—

TOTAL CURRENT LIABILITIES	9,655,000	4,748,000	—		14,403,000

Long term debt and convertible debt	1,252,000	—	2,404,000	e	3,656,000
Provision for uncertain tax provisions	—	—	—		—
Other long term liabilities	841,000	—	—		841,000

TOTAL LIABILITIES	11,748,000	4,748,000	2,404,000		18,900,000

SHAREHOLDERS’ EQUITY
Preferred stock	100,000	—			100,000
Common stock	7,000	—	1,000	f	8,000
Treasury stock	(71,000)	—			(71,000)
Additional paid in capital	142,571,000	—			147,320,000
			17,000	g
			284,000	h
			4,448,000	f
Accumulated other comprehensive income (loss)	(266,000)	17,000	(17,000)	g	(266,000)
(Accumulated deficit) retained earnings	(141,604,000)	284,000	(284,000)	h	(141,604,000)

TOTAL SHAREHOLDERS’ EQUITY	737,000	301,000	4,449,000		5,487,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$12,485,000	$5,049,000	$6,853,000		$24,387,000

(1)	Source: unaudited financial statements of Mandalay Digital Group, Inc.
(2)	Source: audited financial statements of Mirror Image International Holdings Pty LTd. as of March 31, 2013 included elsewhere in this 8-K

See accompanying notes to unaudited pro forma combined financial statements

Mandalay Digital Group, Inc.

and Mirror Image International Holdings Pty Ltd.

Pro Forma Combined Statement of Operations

For the Year Ended March 31, 2013

(unaudited)

	Mandalay Digital Group, Inc. (1)	Mirror Image International Holdings Pty Ltd (2)	Pro Forma Adjustments		Pro Forma Combined
Net revenue	$6,025,000	$13,358,000	$—		$19,383,000
Cost of revenue	2,611,000	7,562,000	—		10,173,000

Gross profit	3,414,000	5,796,000	—		9,210,000

Product development	1,712,000	—	—		1,712,000
Selling, general and administrative	12,963,000	6,338,000	1,320,000	(i)	20,621,000
Impairment of goodwill	1,119,000	—	—		1,119,000

Loss from operations	(12,380,000)	(542,000)	(1,320,000)		(14,242,000)

Non-operating expense	(1,691,000)	(58,000)	36,000	(j)	(1,713,000)

Loss before provision for income taxes	(14,071,000)	(600,000)	(1,284,000)		(15,955,000)

Provision for income taxes	90,000	92,000	—		182,000

Net loss	$(14,161,000)	$(692,000)	$(1,284,000)		$(16,137,000)

Weighted average shares outstanding :
Basic	17,631,000				22,686,822

Diluted	17,631,000				22,686,822

Basic and diluted earnings per share	$(0.80)				$(0.71)

(1)	Source: unaudited financial statements of Mandalay Digital Group, Inc.
(2)	Source: audited financial statements of Mirror Image International Holdings Pty LTd. for the year ended March 31, 2013 included elsewhere in this 8-K

See accompanying notes to unaudited pro forma combined financial statements

Mandalay Digital Group, Inc.

and Mirror Image International Holdings Pty Ltd.

Notes to Unaudited Pro forma Combined Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited pro forma combined balance sheet presents the accounts of Mandalay Digital Group, Inc. (“Mandalay”) and Mirror Image International Holdings Pty Ltd and its wholly owned subsidiary Mirror Image Access (Australia) Pty Ltd, as well as MIA Technology Pty Ltd (together, “Mirror Image International Holdings Pty Ltd”) as if the acquisition of Mirror Image International Holdings Pty Ltd occurred on March 31, 2013. The accompanying unaudited pro forma combined statement of operations presents the accounts of Mandalay and the Mirror Image International Holdings Pty Ltd for the year ended March 31, 2013 as if the acquisition occurred on April 1, 2012. For accounting purposes, the transaction is being accounted for as an acquisition of a business.

The following adjustments would be required if the acquisition occurred as indicated above:

a.	To record the $1,287,000 cash paid to the sellers.

b.	To record the $53,000 decrease in the fair value of the property and equipment.

c.	To record the $6,874,000 fair value of purchased intangible assets.

d.	To record the $1,574,000 fair value of goodwill.

e.	To record the $2,404,000 note payable issued to the sellers.

f.	To record the $4,449,000 fair value of the 5,055,822 shares issued to the sellers.

g.	To eliminate Mirror Image International Holdings Pty Ltd’s pre-acquisition other comprehensive income of $17,000.

h.	To eliminate Mirror Image International Holdings Pty Ltd pre-acquisition retained earnings of $284,000.

i.	To record amortization expense of $1,320,000 related to the purchased intangibles.

j.	To record additional interest expense of $36,000 related to the 6% note payable due in 90 days that was issued to the sellers.

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